Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Fiscal Year 2023 Total Revenue Up 15% Year Over Year
EPS Up Over 20% Year Over Year
Record Backlog of $6.0 Billion and cRPO of $3.2 Billion
SAN JOSE, Calif. — February 12, 2024 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2023.
Fourth Quarter 2023 Financial Highlights
•Revenue of $1.069 billion, compared to revenue of $900 million in Q4 2022
•GAAP operating margin of 31%, compared to 23% in Q4 2022
•Non-GAAP operating margin of 43%, compared to 36% in Q4 2022
•GAAP diluted net income per share of $1.19, compared to $0.88 in Q4 2022
•Non-GAAP diluted net income per share of $1.38, compared to $0.96 in Q4 2022

Fiscal Year 2023 Financial Highlights
•Revenue of $4.090 billion, compared to revenue of $3.562 billion in 2022
•GAAP operating margin of 31%, compared to 30% in 2022
•Non-GAAP operating margin of 42%, compared to 40% in 2022
•GAAP diluted net income per share of $3.82, compared to $3.09 in 2022
•Non-GAAP diluted net income per share of $5.15, compared to $4.27 in 2022
•Year-end backlog was $6.0 billion and current remaining performance obligations (“cRPO”), contract revenue expected to be recognized as revenue in the next 12 months, was $3.2 billion

“Cadence delivered exceptional results for 2023, propelled by our innovative solutions and the successful execution of our Intelligent System Design strategy,” said Anirudh Devgan, president and chief executive officer. “I'm thrilled about the opportunities ahead of us, particularly in AI and 3D-IC. And I look forward to continuing to drive our broad-based business momentum through our technology leadership.”

“We had a strong finish to the year, with growth across all our businesses in 2023,” said John Wall, senior vice president and chief financial officer. “I’m pleased with our record year-end backlog of $6.0 billion and cRPO of $3.2 billion, and I look forward to building on that strength in 2024.”

CFO Commentary
Commentary on the fourth quarter and fiscal year 2023 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2024, the company expects:
•Revenue in the range of $4.55 billion to $4.61 billion
•GAAP operating margin in the range of 32% to 33%
•Non-GAAP operating margin in the range of 42% to 43%
•GAAP diluted net income per share in the range of $4.08 to $4.18
•Non-GAAP diluted net income per share in the range of $5.87 to $5.97
For the first quarter of 2024, the company expects:
•Revenue in the range of $990 million to $1.01 billion
•GAAP operating margin in the range of 24.5% to 25.5%
•Non-GAAP operating margin in the range of 36.5% to 37.5%
•GAAP diluted net income per share in the range of $0.74 to $0.78
•Non-GAAP diluted net income per share in the range of $1.10 to $1.14

The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial highlights and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.
Business Highlights
•Further broadened Cadence.AI generative AI portfolio with introduction of Voltus™ InsightAI for intelligent power analysis and Celsius™ Studio for AI-driven full system thermal analysis. Accelerating momentum of our Cadence.AI portfolio has led to an almost tenfold increase in the number of customers adopting our GenAI solutions in 2023
•System Design and Analysis grew 22% year over year in 2023, with strong momentum from the company's multiphysics platform delivering superior results to customers across multiple segments including aerospace and defense and automotive
•The Millennium™ Enterprise Multiphysics Platform, which was announced earlier this month, is the industry’s first hardware/software platform combining AI, HPC and digital twin technology delivering 20x energy efficiency and up to 100x design impact
•Expanded long-standing collaborations with strategic partners NVIDIA, Arm and Intel
•2023 was another record year for Palladium® and Protium™ hardware systems, with an exceptionally strong Q1 2023 hardware quarter when the company expanded production capacity to improve delivery lead times against the backlog
Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2023 financial results audio webcast today, February 12, 2024, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 12, 2024 at 5 p.m. (Pacific) and ending March 15, 2024 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For nine years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2024 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions, and rising tensions and conflicts around the world such as in the Middle East and with respect to Taiwan; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates, Cadence's upcoming debt maturities and Cadence’s ability to access capital and debt markets; (vii) the continued acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (ix) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (x) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xi) Cadence's ability to successfully meet corporate governance, environmental and social targets and strategies. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	December 31, 2023	December 31, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	31%	23%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	2%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	1%	1%
Non-GAAP operating margin as a percent of total revenue	43%	36%

Operating Margin Reconciliation	Years Ended
	December 31, 2023	December 31, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	31%	30%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	(1)%
Non-GAAP operating margin as a percent of total revenue	42%	40%

Net Income Reconciliation	Three Months Ended
	December 31, 2023	December 31, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$323,899	$240,392
Stock-based compensation expense	86,683	73,249
Amortization of acquired intangibles	16,920	15,369
Acquisition and integration-related costs	12,583	17,510
Restructuring	(569)	13
Non-qualified deferred compensation expenses	6,295	3,233
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(27,966)	(2,584)
Income tax effect of non-GAAP adjustments	(41,638)	(85,397)
Net income on a non-GAAP basis	$376,207	$261,785

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 31, 2023	December 31, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$1,041,144	$848,952
Stock-based compensation expense	325,611	270,439
Amortization of acquired intangibles	61,970	59,818
Acquisition and integration-related costs	56,542	41,103
Restructuring	11,013	55
Non-qualified deferred compensation expenses (credits)	10,851	(8,744)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(45,502)	14,171
Income tax effect of non-GAAP adjustments	(57,139)	(52,475)
Net income on a non-GAAP basis	$1,404,490	$1,173,319

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	December 31, 2023	December 31, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.19	$0.88
Stock-based compensation expense	0.32	0.27
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.04	0.06
Restructuring	—	—
Non-qualified deferred compensation expenses	0.02	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.10)	(0.01)
Income tax effect of non-GAAP adjustments	(0.15)	(0.31)
Diluted net income per share on a non-GAAP basis	$1.38	$0.96
Shares used in calculation of diluted net income per share	272,419	272,997

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Years Ended
	December 31, 2023	December 31, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$3.82	$3.09
Stock-based compensation expense	1.19	0.98
Amortization of acquired intangibles	0.23	0.22
Acquisition and integration-related costs	0.21	0.15
Restructuring	0.04	—
Non-qualified deferred compensation expenses (credits)	0.04	(0.03)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.17)	0.05
Income tax effect of non-GAAP adjustments	(0.21)	(0.19)
Diluted net income per share on a non-GAAP basis	$5.15	$4.27
Shares used in calculation of diluted net income per share	272,748	275,011

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 31, 2023 and December 31, 2022
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$1,008,152	$882,325
Receivables, net	489,224	486,710
Inventories	181,661	128,005
Prepaid expenses and other	297,180	209,727
Total current assets	1,976,217	1,706,767
Property, plant and equipment, net	403,213	371,451
Goodwill	1,535,845	1,374,268
Acquired intangibles, net	336,843	354,617
Deferred taxes	880,001	853,691
Other assets	537,372	476,277
Total assets	$5,669,491	$5,137,071
Current liabilities:
Revolving credit facility	$—	$100,000
Current portion of long-term debt	349,285	—
Accounts payable and accrued liabilities	576,558	557,158
Current portion of deferred revenue	665,024	690,538
Total current liabilities	1,590,867	1,347,696
Long-term liabilities:
Long-term portion of deferred revenue	98,931	91,524
Long-term debt	299,771	648,078
Other long-term liabilities	275,651	304,660
Total long-term liabilities	674,353	1,044,262
Stockholders’ equity	3,404,271	2,745,113
Total liabilities and stockholders’ equity	$5,669,491	$5,137,071

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 31, 2023 and December 31, 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue:
Product and maintenance	$981,987	$845,880	$3,834,359	$3,340,197
Services	86,636	53,997	255,627	221,521
Total revenue	1,068,623	899,877	4,089,986	3,561,718
Costs and expenses:
Cost of product and maintenance	71,491	69,702	331,760	273,565
Cost of services	32,639	23,813	103,281	98,058
Marketing and sales	180,368	171,817	690,319	604,224
Research and development	367,443	350,423	1,441,796	1,251,544
General and administrative	75,742	68,065	242,430	242,116
Amortization of acquired intangibles	4,981	4,927	18,162	18,470
Restructuring	(569)	13	11,013	55
Total costs and expenses	732,095	688,760	2,838,761	2,488,032
Income from operations	336,528	211,117	1,251,225	1,073,686
Interest expense	(8,989)	(9,082)	(36,185)	(22,934)
Other income (expense), net	34,523	8,490	66,886	(5,389)
Income before provision (benefit) for income taxes	362,062	210,525	1,281,926	1,045,363
Provision (benefit) for income taxes	38,163	(29,867)	240,782	196,411
Net income	$323,899	$240,392	$1,041,144	$848,952
Net income per share - basic	$1.20	$0.89	$3.86	$3.13
Net income per share - diluted	$1.19	$0.88	$3.82	$3.09
Weighted average common shares outstanding - basic	269,088	269,709	269,381	271,198
Weighted average common shares outstanding - diluted	272,419	272,997	272,748	275,011

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2023 and December 31, 2022
(In thousands)
(Unaudited)

	Years Ended
	December 31, 2023	December 31, 2022
Cash and cash equivalents at beginning of year	$882,325	$1,088,940
Cash flows from operating activities:
Net income	1,041,144	848,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145,292	132,088
Amortization of debt discount and fees	1,262	1,134
Stock-based compensation	325,611	270,439
(Gain) loss on investments, net	(34,602)	5,425
Deferred income taxes	(36,512)	(107,606)
Provisions for losses on receivables	3,325	204
ROU asset amortization and change in operating lease liabilities	451	3,342
Other non-cash items	1,983	371
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(11,748)	(138,471)
Inventories	(65,895)	(23,073)
Prepaid expenses and other	39,015	(38,927)
Other assets	(45,784)	(933)
Accounts payable and accrued liabilities	5,415	113,945
Deferred revenue	(21,583)	131,462
Other long-term liabilities	1,802	43,542
Net cash provided by operating activities	1,349,176	1,241,894
Cash flows from investing activities:
Purchases of investments	(176,170)	(1,000)
Proceeds from the sale and maturity of investments	64,775	366
Purchases of property, plant and equipment	(102,337)	(123,215)
Purchases of intangible assets	(166)	(1,000)
Cash paid in business combinations, net of cash acquired	(198,351)	(613,785)
Net cash used for investing activities	(412,249)	(738,634)
Cash flows from financing activities:
Proceeds from revolving credit facility	50,000	585,000
Payments on revolving credit facility	(150,000)	(485,000)
Proceeds from term loan	—	300,000
Payment of debt issuance costs	—	(425)
Proceeds from issuance of common stock	132,957	105,331
Stock received for payment of employee taxes on vesting of restricted stock	(136,396)	(111,864)
Payments for repurchases of common stock	(700,134)	(1,050,091)
Net cash used for financing activities	(803,573)	(657,049)
Effect of exchange rate changes on cash and cash equivalents	(7,527)	(52,826)
Increase (decrease) in cash and cash equivalents	125,827	(206,615)
Cash and cash equivalents at end of year	$1,008,152	$882,325

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2022					2023
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	47%	45%	45%	46%	46%	44%	41%	43%	44%	43%
China	16%	13%	17%	13%	15%	17%	18%	17%	15%	17%
Other Asia	18%	18%	17%	18%	18%	18%	18%	19%	19%	19%
Europe, Middle East and Africa	14%	18%	16%	17%	16%	15%	17%	15%	16%	16%
Japan	5%	6%	5%	6%	5%	6%	6%	6%	6%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2022					2023
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Custom IC Design and Simulation	22%	23%	22%	22%	22%	20%	22%	22%	22%	22%
Digital IC Design and Signoff	27%	27%	29%	28%	28%	25%	27%	28%	29%	27%
Functional Verification, including Emulation and Prototyping Hardware	28%	24%	25%	25%	26%	32%	27%	26%	24%	27%
IP	13%	14%	12%	12%	12%	11%	11%	11%	13%	12%
System Design and Analysis	10%	12%	12%	13%	12%	12%	13%	13%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 12, 2024
(Unaudited)

	Three Months Ending March 31, 2024	Year Ending December 31, 2024
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	24.5% - 25.5%	32% - 33%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	8%
Amortization of acquired intangibles	2%	1%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	36.5% - 37.5%	42% - 43%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 12, 2024
(Unaudited)

	Three Months Ending March 31, 2024	Year Ending December 31, 2024
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.74 to $0.78	$4.08 to $4.18
Stock-based compensation expense	0.32	1.36
Amortization of acquired intangibles	0.06	0.24
Acquisition and integration-related costs	0.04	0.14
Income tax effect of non-GAAP adjustments	(0.06)	0.05
Diluted net income per share on a non-GAAP basis†	$1.10 to $1.14	$5.87 to $5.97

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 12, 2024
(Unaudited)

	Three Months Ending March 31, 2024	Year Ending December 31, 2024
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$202 to $213	$1,111 to $1,138
Stock-based compensation expense	88	370
Amortization of acquired intangibles	16	66
Acquisition and integration-related costs	12	39
Income tax effect of non-GAAP adjustments	(16)	13
Net income on a non-GAAP basis†	$302 to $313	$1,599 to $1,626

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.